Dale Paul
Centurion Gold Holdings Inc 12 Main Reef Road Primrose
Johannesburg South Africa

Dear Dale

Centurion/Escopeta/Newco

      It was good to see you again last week. I set out below our agreement in relation to our fees.

      My understanding of the transaction is that you intend to float on AIM a Newco, which will have transferred to it certain oil and gas licences, covering a substantial acreage in the Cook Inlet, Alaska.. We would undertake all necessary UK aspects in connection with the IPO as required by Newco, and we expect to work closely with Escopeta's US counsel particularly In connection with ensuring that all necessary assets are transferred to Newco, and in relation to any formal arrangements which need to be put in place between Newco and Escopeta as well as Centurion.

      I understand from the discussions at our meeting, that you would like, in relation to our fee proposal, to have a success/failure structure. Our base fee for the transaction would be (pound)225,000 (plus VAT and expenses). Accordingly, subject to the assumptions set out below, our fees would be as follows:

1 In the event that the IPO is successful (in the sense that Newco is admitted to AIM), E325,000 plus VAT and expenses, Expenses are unlikely to be significant unless we spend a significant amount of time in the US, which I do not believe will be necessary.

2 In the event that the IPO is not successful, we will charge at 50 per cent, of our normal charge out rate, subject to a cap of (pound)125,000 plus VAT and expenses (not much more than one day's worth of drilling!).

The assumptions are as follows:

1 The IPO is completed by 31 May 2006 - assuming that the process kicks off within the next week or so.

2 The entity which Is admitted to AIM Is a new UK holding company, incorporated by ourselves,

3 There is no placing of any of the shares in the IPO by Investec with US or Canadian Investors,

4 Investec will hold the pen on the admission document, although we accept that we will have a major part to play In that document, particularly the more technical areas.

5 The proposal does not Include any costs in connection with employee Incentive proposals/share schemes etc, as the possibilities in this area are endless. We will, however, quote for this at the relevant time when we know what is required. The proposal does, however, assume that we will be putting in place employment arrangements for the Newco Board.

      We will invoice Newco on a monthly basis as the transaction proceeds at 50 percent. of our charge out rate on work performed over the previous month, subject to the (pound)125,000 cap referred to above. The balance of the fees will be payable on closing.

      The transaction team at Ashurst would be as follows:

      I would be the relationship partner for Newco, and I would expect to have a "high level" Involvement with the transaction. Nick Williamson would be responsible on a detailed day-to-day basis, ably assisted by Anu Balasubramanian, a mid-tier assistant in our corporate department who has experience in AIM IPOs. Jeremy Sheldon, a partner In our energy group will be available to provide technical oil and gas expertise to the extent that that is necessary. We would bring In other lawyers with specific expertise as and when required on various other areas, Including tax, share schemes and employment.

      We very much look forward to working with you and hope that this will be the start of a longstanding working relationship between Ashurst and Newco, and Newco's shareholders and management and not simply as a one-off process.

      Our client for this transaction will ultimately be Newco. However, in view of the fact that Newco does not yet exist, we will initially treat Centurion as our client. You have also kindly agreed that Centurion will pay or fund Newco to pay our fees to the extent the transaction does not close.

      I attach our terms of business, which apply to the extent not varied by the terms of this letter.

Kind regards.

                                                 Yours sincerely,


                                                 Michael G. Robins

We agree to the above.

For Centurion Gold Holdings Inc

                                TERMS OF BUSINESS

1.    GENERAL

These Terms apply to the services which Ashurst supplies to its clients. In these Terms "Ashurst" or "we" shall mean the law firm of Ashurst, its partnerships and associated companies Including all partners, consultants and employees and, in all relevant cases, any successor or assignee.

When we are instructed on a new matter it Is our practice to send our client, "you", an engagement letter which will Include details of the scope of our instructions, These Terms apply to our Instructions unless they are varied in the engagement letter or otherwise in writing. If you are arranging for any other person to pay our fees and expenses on a matter you must ensure that they are aware of our terms of business and the arrangements agreed in your engagement letter.

2.    OUR ADVICE

Our advice on any matter is confidential and is provided to you solely for the purpose of the instructions set out in the engagement letter.. Save with our prior written consent It may not be relied upon for any other purpose or by any other person.

We are not responsible for advising (or not advising) on matters outside the scope of the engagement letter; nor for advising on changes In the law after we have delivered our advice; nor if you act or refrain from acting on the basis of any draft advice before it has been finalised.

3.    RELATIONSHIP PARTNER

The engagement letter will Identify a "relationship partner" who has overall responsibility for the services we provide to you and our relationship with you. The engagement letter will also identify a matter partner (who may or may not be the relationship partner) who will be responsible for a particular instruction.. The relationship partner will offer to meet with you on a regular basis to ensure that we are delivering the service you expect and to discuss any potential for improvement.

4.    OUR CHARGES

Hourly rates: Unless we agree otherwise, our charges will be based on the time spent on your matter, applying our hourly charging rates as applicable from time to time (exclusive of VAT). We may charge an uplift on our hourly charging rates If your matter requires us to work outside normal business hours.

Expenses: We charge separately for photocopying, printing, travel expenses, telephone calls, facsimiles, electronic funds transfers and support services provided outside normal business hours. We may Incur additional expenses on your behalf including fees for counsel, experts, other third parties, couriers, searches, registration, external lawyers and stamp duty. Such expenses will be your responsibility and if they are likely to be significant we will generally ask for payment in advance.

Estimates: If possible we will give you an estimate In the engagement letter of the likely level of our fees and expenses. Any estimate will be based on a number of assumptions and will therefore be a guide and not a quotation

5.    BILLING

Billing: Unless we agree otherwise, we will invoice you on a monthly basis. If you are arranging for any other person to pay our fees and expenses on a matter you will remain liable for any amounts unpaid.

Time for payment: Fees and expenses payable under Invoices are payable within 21 days after the date of the Invoice. All outstanding fees and expenses are payable at completion of a matter. If you do not pay within 30 days of the date of the Invoice we may charge interest on the amount outstanding from the due date at 2 per centr per annum above the NatWest Bank plc base lending rate..

6.    CLIENT MONEY

If we are holding monies for you (whether on account of our fees or otherwise) these will be placed In our separate client account, Interest on these monies will be credited provided that the Interest totals at least E20. Monies held by us on account may be used to pay outstanding Invoices we have delivered to you.

7.    CONFIDENTIALITY

We will keep confidential all information we receive regarding your business and affairs unless you instruct us to disclose that Information or it Is already in the public domain or If we, In good faith, consider disclosure to be required by law or the rules of any governmental, regulatory or professional body. There may be circumstances under money laundering legislation In which we could be prevented from telling you about a disclosure. Once a matter has been completed or Is In the public domain we may refer publicly to our involvement on your behalf.

8.    PROVISION OF INFORMATION

You agree to provide us with all Information that Is reasonably required for us to advise you and to ensure that such information Is, and remains, true and accurate In all material respects and Is not misleading. Unless we agree otherwise, we will not check the accuracy or completeness of such Information. You should not assume that Information or documents which have previously been given to us or matters on which we have previously advised will be known to those Instructed on a new matter.

You are responsible for ensuring that you have all necessary rights to supply us with the Information you provide and that our use of that information will not Infringe the rights of any third party or result in a breach of any law, rule or regulation.

9.    DATA PROTECTION

Where you ask us to carry out work Involving personal data that you control we, as a data processor shall keep that data appropriately secure and only use It as required for the work that we are instructed to do.

10.   ELECTRONIC COMMUNICATIONS

You acknowledge that the electronic transmission of Information by email or otherwise may be delayed, intercepted, corrupted or otherwise fall to be delivered. We shall use our reasonable endeavours to ensure that electronic communications that we send are free from viruses and any other material which may cause harm to any computer system. You undertake to act likewise with any electronic communications you send to us- We reserve the right to monitor all email communications through our network.

Neither you nor we shall have any liability to each other in respect of any claim or loss arising In connection with an electronic communication other than where such claim or loss arises from bad faith or wilful default.

11.   DOCUMENT STORAGE AND DESTRUCTION

Save for documents in respect of which we have specific Instructions from you we will store documents relating to a matter for a minimum of 10 years. Thereafter we may destroy them without further reference to you.

We are required to comply with all relevant money laundering legislation. Among other matters, this means that In order to act for a new client we have to be satisfied as to that client's Identity in accordance with the prevailing money laundering legislation and procedures.

There are also circumstances under money laundering legislation in which we can be required to make a confidential report to national criminal Intelligence bodies of grounds on which we know or suspect that a criminal offence has been committed.

12.   MONEY LAUNDERING

Ordinarily our advice Is subject to legal professional privilege protecting it from production in civil or criminal proceedings.. To maintain such privilege It Is important that our advice Is kept confidential and Is not disclosed to third parties. If you are In any doubt about this please ask us for advice.

13.   LIMITATION OF LIABILITY

The potential total aggregate liability of Ashurst to you, whether for breach of contract, tort (Including negligence, misrepresentation or otherwise), statutory duty or otherwise arising out of or in connection with our engagement and whether related to any act, omission, statement or delay In acting will be limited to the amount that could be met without recourse to the personal assets of any partner or related person.

We shall not be liable for any Indirect or consequential loss nor shall we have any liability whatsoever arising out of any action that we, In good faith, consider is necessary for us to comply with money laundering legislation,

We shall have no liability to any third party for any services or advice that we provide to you unless a partner has agreed In writing that the third party can rely on such services or advice. Nor shall we have any liability for any services or advice given by any third party whom we Instruct on your behalf Including, without limitation, legal and other professional advisers..

Where we and your other advisers and/or third parties are responsible for any loss suffered by you, our liability for that loss will also be limited to a just and equitable proportion of your total loss calculated by reference to the extent of our responsibility. If you have engaged other professional advisers to represent or advise you on a matter in which we are involved and you agree with any of them that their liability to you will be limited, our liability to you will not exceed the amount which would have applied In the absence of that limitation.

Nothing in this clause or the engagement letter shall exclude or limit our liability to you (I) for fraud or fraudulent concealment or (II) to the extent that liability may not be excluded or limited by any applicable law.

14.   FINANCIAL SERVICES AND INSURANCE MEDIATION

We are not authorised by the UK Financial Services Authority. We are regulated by The Law Society, including in relation to our carrying on of any "exempt regulated activities" under the Financial Services and Markets Act 2000 ("FSMA"). We are permitted to carry on a limited range of activities relating to investments where an exemption under the FSMA applies, Including regulated activities which may reasonably be regarded as a necessary part of our legal services. The scope of our engagement does not and will not include giving you advice on the merits of entering Into any transaction in investments. When providing our services, we will assume that you have decided, or will decide, to negotiate and enter Into any such transaction solely on the basis of your own evaluation or it, and any advice which you may receive from a person authorised under the FSMA. We will not communicate, either to you or on your behalf to any other person, any Invitation or Inducement to engage In Investment activity, and nothing we write or say should be construed as any such invitation or inducement. We are also Included on the register maintained by the UK Financial Services Authority permitting us to carry on Insurance mediation activity. This Includes providing advice on the selling and administration of Insurance contracts.

15.   INSIDER LISTS

If you are obliged to maintain an insider list we will maintain a list of persons within Ashurst who act on your behalf with access to inside information, We will provide you with a copy of the list on request.

16.   CONCERNS

If at any time you have any concerns or complaints please contact either the relevant matter partner or your relationship partner, If this Is not appropriate, or is unsuccessful, you should contact our senior partner, Geoffrey Green,

17.   CONFLICTS

We have procedures in place to Identify and address potential conflicts of interest between clients and/or this firm. In some circumstances we may be precluded from accepting instructions on conflict grounds. On occasions we may be asked to advise a client whose business competes with yours or whose interests may potentially conflict with your own. If we conclude in good faith that such interests are not of material significance to you, we shall be entitled to act for that client. Where we are not prevented from doing so by duties of confidentiality our normal practice Is to discuss conflict issues with you.

18.   FORCE MAIEURE

Except for obligations to pay any amount due, neither we nor you shall be liable in any way for failure to perform our respective obligations under these Terms or the engagement letter if the failure is due to causes outside the reasonable control of the party which has failed to perform,.

19.   TERMINATION

You may terminate our engagement on any matter In writing at any time, We may cease acting for you with good reason and on reasonable written notice.

On termination you will pay all outstanding fees and expenses. Our retainer relating to a matter will be deemed to terminate on delivery of our final Invoice relating to the matter.

All accrued rights and liabilities under these Terms and the engagement letter and, In particular, the provisions of clauses 2, 5, 6, 7, 10, 11, 13, 21 of these Terms shall survive and remain in full force and effect notwithstanding termination.

20.   SEVERABILITY

If any provision in our Terms is or becomes invalid, Illegal or unenforceable then it shall, to the extent required, be severed and shall be Ineffective and the validity of the remaining provisions shall not be affected In any way,

21.   DISPUTE RESOLUTION

If any dispute arises out of or In connection with your Instructions which Is not resolved in accordance with clause 16 above, then the parties shall attempt to settle It by mediation In accordance with the CEDR Model Mediation Procedure. If the dispute is not settled by mediation within a reasonable period then it shall be referred to and finally resolved by arbitration under the Arbitration Rules of the London Court of International Arbitration, which Rules are deemed to be Incorporated by reference into this clause. There shall be one arbitrator and the place of the arbitration shall be London.

Nothing In this clause shall prevent us from applying to a court of competent jurisdiction for the recovery of fees and expenses, including those of any third party, Incurred on a matter on which you have Instructed us, nor from taking any steps we consider necessary If proceedings are Issued against us by a third party (such as joining you as a party to such proceedings).

22.   GOVERNING LAW

These Terms, the engagement letter and any dispute between us arising out of them shall be governed by, and construed In accordance with, the laws of England and Wales.